UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2019

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
As previously disclosed in the Current Report on Form 8-K filed by Chesapeake Energy Corporation (“Chesapeake”) on February 1, 2019 (the “Initial Form 8-K”), on February 1, 2019, Coleburn Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Chesapeake, completed its previously announced merger with WildHorse Resource Development Corporation, a Delaware corporation (“WildHorse”), pursuant to the Agreement and Plan of Merger, dated as of October 29, 2018, as amended (the “Merger Agreement”), among Chesapeake, Merger Sub and WildHorse. Pursuant to the Merger Agreement, Merger Sub merged with and into WildHorse (the “First Merger”), with WildHorse continuing as the surviving corporation. Immediately following the effective time of the First Merger, WildHorse merged with and into Brazos Valley Longhorn, L.L.C., a wholly owned limited liability company subsidiary of Chesapeake (“BVL”) (the “Second Merger” and, together with the First Merger, the “Merger”), with BVL continuing as a wholly owned subsidiary of Chesapeake (the “Surviving Company”). For ease of reference, we use the term “WildHorse” to refer to both WildHorse Resource Development Corporation prior to the Merger and Brazos Valley Longhorn, L.L.C. after the Merger, as applicable.

This Amendment No. 1 to the Initial Form 8-K amends the Initial Form 8-K to include the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) and certain other information. Except as provided herein, the disclosures made in the Initial Form 8-K remain unchanged.

Item 8.01.	Other Events.

Below is a summary of certain information regarding the assets of WildHorse as of December 31, 2018.

WildHorse Operations
WildHorse is engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquid ("NGL") resources. Its assets are characterized by concentrated acreage positions in Southeast Texas with multiple producing stratigraphic horizons, or stacked pay zones, and attractive single-well rates of return. WildHorse primarily operates in Burleson, Lee and Washington Counties where it primarily targets the Eagle Ford Shale and the Austin Chalk Trend.

Reserve Data

Preparation of Reserve Estimates

WildHorse’s reserve estimates as of December 31, 2018 included in this report are based on evaluations prepared by Cawley, Gillespie and Associates, Inc. (“CG&A”), a third-party engineering firm in accordance with Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Evaluation Engineers and definitions and guidelines established by the SEC.

Internal Controls

WildHorse maintains adequate and effective internal controls over the reserve estimation process as well as the underlying data upon which reserve estimates are based. WildHorse’s internal staff of petroleum engineers and geoscience professionals works closely with CG&A reserve engineers to ensure the integrity, accuracy and timeliness of data furnished to CG&A. Periodically, WildHorse’s technical team meets with the CG&A reserve engineers to review properties and discuss methods and assumptions used by WildHorse to prepare reserve estimates.
Reserve engineering is and must be recognized as a subjective process of estimating volumes of economically recoverable oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil, natural gas and NGLs that are ultimately recovered. Estimates of economically recoverable oil, natural gas and NGLs and of future net revenues are based on a number of variables and assumptions, all of which may vary from actual results, including geologic interpretation, prices and future production rates and costs. Please read “Item 1A. Risk Factors” appearing in Chesapeake’s Annual Report on Form 10-K.
For the year ended December 31, 2018, WildHorse’s reserve estimates and related reports were prepared by CG&A and reviewed by WildHorse’s Corporate Reserves Department and approved by our Director - Corporate Reserves who is the technical person primarily responsible for overseeing the preparation of WildHorse’s reserve estimates and for coordinating any reserves work conducted by a third-party engineering firm.
Estimated Proved Reserves

The following table presents the estimated net proved oil and natural gas reserves as of December 31, 2018, based on WildHorse’s audited reserve report.

	Oil (MBbls)	Natural Gas (MMcf)	NGLs (MBbls)	Total (MBoe)(1)

Total Proved Developed	66,398	88,936	14,135	95,356
Total Proved Undeveloped	218,868	289,237	43,620	310,694
Total Proved Reserves	285,266	378,173	57,755	406,050
(1) One barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil. This ratio reflects an energy content equivalency and not a price or revenue equivalency. Despite holding this ratio constant at six mcf to one bbl, prices have historically often been higher or substantially higher for oil than natural gas on an energy equivalent basis, although there have been periods in which they have been lower or substantially lower.

Production, Revenue and Price History

The following tables summarize WildHorse’s average net production, average unhedged sales prices by product and average production costs by geographic region for the years ended December 31, 2018, 2017 and 2016, respectively:

	Year Ended December 31, 2018
	Oil		Natural Gas		NGLs		Total
	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Lease Operating Expense
	(MBbls)	($/Bbl)	(MMcf)	($/Mcf)	(MBbls)	($/Bbl)	(MBoe)	($/MBoe)	($/MBoe)
Eagle Ford Shale	12,559	$67.02	15,117	$2.57	2,132	$19.53	17,210	$53.58	$3.38
North Louisiana	26	$61.93	6,414	$3.31	11	$30.84	1,106	$20.97	$3.13
Total	12,585		21,531		2,143		18,316		$3.36
Average net production (MBoe/d)							50.2

	Year Ended December 31, 2017
	Oil		Natural Gas		NGLs		Total
	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Lease Operating Expense
	(MBbls)	($/Bbl)	(MMcf)	($/Mcf)	(MBbls)	($/Bbl)	(MBoe)	($/MBoe)	($/MBoe)
Eagle Ford Shale	6,541	$51.94	5,275	$2.60	1,158	$18.93	8,578	$43.76	$3.70
North Louisiana	65	$48.05	15,188	$3.04	48	$21.74	2,644	$19.05	$3.03
Total	6,606		20,463		1,206		11,222		$3.54
Average net production (MBoe/d)							30.7

	Year Ended December 31, 2016
	Oil		Natural Gas		NGLs		Total
	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Production Volumes	Average Sales Price	Lease Operating Expense
	(MBbls)	($/Bbl)	(MMcf)	($/Mcf)	(MBbls)	($/Bbl)	(MBoe)	($/MBoe)	($/MBoe)
Eagle Ford Shale	1,765	$41.21	1,750	$2.20	404	$11.74	2,461	$33.05	$2.42
North Louisiana(1)	83	$38.70	16,070	$2.47	67	$15.54	2,828	$15.52	$2.25
Total	1,848		17,820		471		5,289		$2.33
Average net production (MBoe/d)							14.5

(1) On February 12, 2018, WildHorse entered into a Purchase and Sale Agreement with Tanos for the sale of all of its producing and non-producing oil and natural gas properties, including Oakfield, primarily located in Webster, Claiborne, Lincoln, Jackson and Ouachita Parishes, Louisiana (“NLA Assets”). On March 29, 2018, WildHorse completed the sale of the NLA Assets for a total net sales price of approximately $206.4 million, including final purchase price adjustments of $4.8 million.

Reconciliation of PV‑10 to Standardized Measure

PV‑10 is a non-GAAP financial measure and differs from the Standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV‑10 is a computation of the Standardized Measure of discounted future net cash flows on a pre-tax basis. PV‑10 is equal to the Standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent. WildHorse believes that the presentation of PV‑10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to WildHorse’s estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of its oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies without regard to the specific tax characteristics of such entities. WildHorse uses this measure when assessing the potential return on investment related to its oil and natural gas properties. PV‑10, however, is not a substitute for the Standardized measure of discounted future net cash flows. WildHorse’s PV‑10 measure and the Standardized measure of discounted future net cash flows do not purport to represent the fair value of WildHorse’s oil and natural gas reserves.
The following table provides a reconciliation of PV‑10 of WildHorse’s proved reserves to the Standardized measure of discounted future net cash flows at December 31, 2018, 2017 and 2016:

	At December 31,
	2018	2017	2016
	(in thousands)
PV-10	$5,089,918	$3,539,337	$749,988
Less: present value of future income taxes discounted at 10%	(972,482)	(695,432)	(206,947)
Standardized measure	$4,117,436	$2,843,905	$543,041

Productive Wells

Productive wells consist of producing wells and wells capable of production, including natural gas wells awaiting pipeline connections to commence deliveries and oil wells awaiting connection to production facilities. Gross wells are the total number of producing wells in which WildHorse owns an interest, and net wells are the sum of WildHorse’s fractional working interests owned in gross wells. The following table sets forth information relating to the productive wells in which we owned a working interest as of December 31, 2018.

	Oil			Natural Gas
	Gross Wells	Net Wells	Average Working Interest	Gross Wells	Net Wells	Average Working Interest
Eagle Ford Acreage
Operated	942.0	901.7	95.7%	53.0	48.0	90.6%
Non-operated	212.0	30.9	14.6%	30.0	6.3	21.0%
Total	1,154.0	932.6	80.8%	83.0	54.3	65.4%

Acreage
The following table sets forth certain information regarding the total developed and undeveloped acreage in which WildHorse owned an interest as of December 31, 2018.

	Developed Acres		Undeveloped Acres		Total Acres
Region	Gross	Net	Gross	Net	Gross	Net
Eagle Ford Acreage	33,106	28,066	438,141	297,605	471,247	325,671
Approximately 74% of WildHorse’s net Eagle Ford Acreage was held by production at December 31, 2018.
Undeveloped Acreage Expirations

The following table sets forth the number of total net undeveloped acres as of December 31, 2018 across WildHorse’s Eagle Ford Acreage that will expire in 2019, 2020, 2021, 2022 and 2023, unless production is established within the spacing units covering the acreage prior to the expiration dates or unless such leasehold rights are extended or renewed.

Region	2019	2020	2021	2022	2023
Eagle Ford Acreage	31,031	27,616	12,434	552	20

WildHorse intends to extend substantially all of the net acreage associated with its drilling locations through a combination of development drilling and leasehold extension and renewal payments.

Drilling Activities

The following table summarizes our approximate gross and net interest in wells completed during the periods indicated (including both operated and non-operated wells), regardless of when drilling was initiated. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation among the number of productive wells drilled, quantities of reserves found or economic value. A dry well is a well that proves to be incapable of producing either oil or gas in sufficient quantities to justify completion. A productive well is a well that is not a dry well. Completion refers to installation of permanent equipment for production of oil or gas, or, in the case of a dry well, to reporting to the appropriate authority that the well has been abandoned.

	Year Ended December 31,
	2018		2017		2016
	Gross	Net	Gross	Net	Gross	Net
Eagle Ford Acreage
Development wells:
Productive	99.00	94.16	85.00	83.99	20.00	16.06
Dry	—	—	—	—	—	—
Total development wells	99.00	94.16	85.00	83.99	20.00	16.06
Exploratory wells:
Productive	—	—	—	—	—	—
Dry	—	—	—	—	—	—
Total exploratory wells	—	—	—	—	—	—
Total	99.00	94.16	85.00	83.99	20.00	16.06
At December 31, 2018, 27.0 gross (25.9 net) wells (including wells temporarily suspended) were in the process of being drilled. WildHorse is currently running a four-rig program in its Eagle Ford Acreage, which it is utilizing on a well-to-well basis. WildHorse is not currently a party to any long-term drilling rig contracts.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
The audited consolidated balance sheets of Brazos Valley Longhorn, L.L.C. (successor in interest to WildHorse Resource Development Corporation) and subsidiaries as of December 31, 2018 and 2017, the related consolidated and combined statements of operations, cash flows, and changes in equity for each of the years in the three‑year period ended December 31, 2018, and the related notes, together with the report thereon of KPMG LLP included in the audited consolidated financial statements of Brazos Valley Longhorn, L.L.C. (successor in interest to WildHorse Resource Development Corporation) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 are filed as Exhibit 99.1 hereto are incorporated herein by reference.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined financial statements of Chesapeake for the year ended December 31, 2018 and the notes related thereto filed as Exhibit 99.2 hereto are incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Document Description
23.1	Consent of KPMG LLP, an independent registered public accounting firm.
23.2	Consent of Cawley, Gillespie and Associates, Inc.
99.1
Audited consolidated balance sheets of Brazos Valley Longhorn, L.L.C. (successor in interest to WildHorse Resource Development Corporation) and subsidiaries as of December 31, 2018 and 2017, the related consolidated and combined statements of operations, cash flows, and changes in equity for each of the years in the three‑year period ended December 31, 2018, and the related notes, together with the report thereon of KPMG LLP included in the audited consolidated financial statements of Brazos Valley Longhorn, L.L.C. (successor in interest to WildHorse Resource Development Corporation) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 (incorporated by reference to Item 8 to Brazos Valley Longhorn, L.L.C.’s (successor in interest to WildHorse Resource Development Corporation) Annual Report on Form 10-K for the year ended December 31, 2018).

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended December 31, 2018.
99.3	Report of Cawley, Gillespie and Associates, Inc. (incorporated by reference to Exhibit 99.1 to WildHorse's Annual Report on Form 10-K for the year ended December 31, 2018).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date: March 5, 2019